2024
Payments to
governments
    Equinor 2024 Payments to governments

Gullfaks A
Key figures 2024

USD 20 billion
total taxes paid to governments
USD 709 million
royalties paid
USD 118 million
fees paid
USD 2.2 billion
host govt. entitlements
29 mmboe
host govt. entitlements
24,641
employees
    Equinor 2024 Payments to governments

Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

PAYMENTS
Consolidated overview	7
Payments per project and receiving government entity	8

CONTEXTUAL INFORMATION
Contextual information at country level	16
Contextual information at Equinor group level	17

ADDITIONAL INFORMATION
Other resources	39
Independent accountant’s limited assurance report on the Report on payments to governments	40
Board statement on Report on payments to governments	42
    Equinor 2024 Payments to governments

4	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Introduction
Equinor has prepared a report on payments to governments in
accordance with the Norwegian Accounting Act §2-10 and the Norwegian
Security Trading Act §5-5a. The companies involved in extractive and logging activities are required to disclose payments made to governments at project and country level and additional contextual information, consisting of certain legal, monetary, numerical and production volume information, related to the extractive part of the operations or to the entire group.
Executive summary
Equinor is engaged in upstream activities in several countries across the globe. In 2024, the countries where Equinor made payments to governments included Algeria, Angola, Argentina, Azerbaijan, Brazil,
Canada, Libya, Netherlands, Nigeria, Norway, the UK and the USA. The
total value contribution from these upstream activities in host countries amounts to USD 23 billion, of which taxes paid amounted to USD 20 billion, whereas royalties, fees, bonuses, and host government entitlements amounted to USD 3 billion.
Basis for preparation
The regulation requires Equinor to prepare a consolidated report for the previous financial year on direct payments to governments, including payments made by subsidiaries, joint operations and joint ventures, or on behalf of such entities involved in extractive activities. These activities include exploration, prospection, discovery, development and extraction of oil and natural gas.
    Equinor 2024 Payments to governments

5	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Reporting principles
The report includes payments made directly by
Equinor to governments, such as taxes and royalties.
Payments made by the operator of an oil and/or gas
licence on behalf of the licensed partners, such as
area fees, are also included in this report. For assets
where Equinor is the operator, the full payment made
on behalf of the whole partnership (100%) is included.
No payment will be disclosed in cases where Equinor
is not the operator, unless the operator is a state-
owned entity and it is possible to distinguish the
payment from other cost recovery items.
Host government production entitlements paid by the
licence operator are also included in the report. The
size of such entitlements can in some cases constitute
the most significant payments to governments.
For some of our projects, we have established a
subsidiary to hold the ownership in a joint venture. For
these projects, payments may be made to
governments in the country of operation as well as to
governments in the country where the subsidiary
resides.
Payments to governments are reported in the year
that the actual cash payment was made (cash
principle). Amounts included as contextual
information are reported in the year the transaction
relates to (accrual principle), regardless of when the
cash flows occurred, except for Income tax paid (cash
principle). Amounts are subject to rounding. Rounding
differences may occur in summary tables.
Government
In the context of this report, a government is defined
as any national, regional or local authority of a
country. It includes any department, agency or
undertaking (i.e. corporation) controlled by that
government.
Project definition
A project is defined as the operational activity
governed by a single contract, licence, lease,
concession or similar legal agreement and that forms
the basis for payment obligations to a government.
Payments not directly linked to a specific project but
levied at the company entity level, are reported at
that level.
Materiality
Payments constitute a single payment, or a series of
related payments that equal or exceed 800,000
NOK (USD 70,400) during the year. Payments below
the threshold in a given country will not be included in
the overview of projects and payments.
Reporting currency
Payments to governments in foreign currencies
(other than USD) are converted to USD using the
average annual 2024 exchange rate.
Reporting segments
Equinor’s payments to governments are made
through the reporting segments Exploration &
Production Norway, Exploration & Production
International and Exploration and Production USA.
For more information on Equinor’s reporting
segments, reference is made to the 2024 Integrated
annual report published on our website: equinor.com/
reports.
Payment types disclosed at project or legal
entity level that are relevant for Equinor
The following payment types are disclosed for legal
entities involved in extractive activities. They are
presented on a cash basis, net of any interest
expenses, whether paid in cash or in-kind. In-kind
payments are reported in millions of barrels of oil
equivalent and the equivalent cash value.
•Tax levied on the income, production or profits of
companies includes severance tax and taxes paid
in-kind. The value of taxes paid in-kind is
calculated based on the market price at the time
of the in-kind payment. Taxes levied on
consumption, such as value added tax, CO₂ fees,
personal income tax, sales tax, withholding tax,
property tax and environmental tax are excluded.
Negative amounts represent tax refunds received
from governments
•Royalties are usage-based payments for the right
to the ongoing use of an asset
•Fees are typically levied on the right to use a
geographical area for exploration, development
and production and include rental fees, area fees,
entry fees, concession fees and other
considerations for licences and/or concessions.
Administrative government fees that are not
specifically related to the extractive activities or
to access extractive resources, are excluded
•Bonuses are payments made when signing an oil
and gas lease, when discovering natural
resources and/or when production has
commenced. Bonuses often include signature-,
discovery- and production bonuses and are a
commonly used payment type, depending on the
petroleum fiscal regime. Bonuses can also include
elements of social contribution
•Host government production entitlements are the
host government’s share of production after oil
production has been allocated to cover costs and
expenses under a production sharing agreement
(PSA). Host government production entitlements
are most often paid in-kind. The value of these
payments is calculated based on the market price
at the time of the in-kind payment. For some PSAs,
the host government production entitlements are
sold by the operator, and the related costs are
split between the partners. For these contracts,
Equinor does not make payments directly to
governments, but to the operator
      Equinor 2024 Payments to governmentsPayments to governments

6	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The report discloses contextual information for legal
entities engaged in extractive activities in Equinor, as
listed below. All information is disclosed in accordance
with the accrual accounting principle.
•Investments are defined as additions to property,
plant and equipment (including leases),
capitalised exploration expenditures, intangible
assets, long-term share investments and
investments in associated companies
•Revenues associated with the production of crude
oil and natural gas related to our extractive
activities. Revenues include third party revenues
and other income, inter-segment revenues and
net income/ (loss) from equity accounted
investments. Cost shows the sum of operating
expenses, SG&A (sales, general and
administrative expenses) and exploration
expenses, adjusted for net impairments
•Equity production volumes are the volumes that
correspond to Equinor’s ownership interest in a
field and do not include production of the
Norwegian State’s share of oil and natural gas
Contextual information at entity level
The following contextual information is disclosed for
all of Equinor’s legal entities as of 31 December 2024.
The information is structured based on country of
incorporation, which is the jurisdiction in which the
company is registered.
•Country of operation is the country where the
company performs its main activities
•The description of the core business activity is
presented according to the business areas where
the business operations take place. Each
company is associated to a business area as
shown in the contextual information at Equinor
group level.
•Number of employees (per company) is based on
the registered company location. The actual
number of employees present in a country can
deviate from the reported figures due to
expatriation. In some companies there are no
employees. These may purchase man-hours from
other companies in the Equinor group, as
applicable
•Net intercompany interest is the company’s net
intercompany interest expense (interest expense
minus interest income) to companies in another
jurisdiction. Interest between companies within the
same jurisdiction is eliminated. Intercompany
interest is the interest levied on long-term and
short-term borrowings within the Equinor group
•Revenues as presented in the Consolidated
statement of income in the 2024 annual report
include third party revenues and other income,
inter-company revenues and net income/ (loss)
from equity accounted investments
•Income before tax, as presented in the
Consolidated statement of income in the 2024
annual report
•Income tax expense, as defined in note 11 of the
Consolidated financial statements in the 2024
annual report
•Income tax paid are reconciled to the amount
presented in the Consolidated statement of cash
flows in the 2024 annual report and in addition
include taxes paid in-kind in Algeria, Libya, and
Nigeria
•Retained earnings include the gains and losses
accumulated by the companies together with
currency translation adjustments and other
comprehensive income. Being part of
shareholders equity, retained earnings are
presented as reported in Equinor accounting
system for consolidation purposes
•Retained earnings can be impacted by the
dividend paid, group contributions and
reclassifications between paid in capital and
retained earnings. The retained earnings as
presented in this report may be different
compared to the figures in the statutory financial
statement due to the differences in functional
currency and accounting principles for group
reporting versus local requirements.
•The parent company’s shares in subsidiaries are
not considered for impairment when the local
statutory reporting is based on accounting
principles different from IFRS® Accounting
Standards or there are no local statutory
requirements for impairment since these effects
would be eliminated on the group reporting.
    Equinor 2024 Payments to governments

7	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Consolidated overview
The consolidated overview below discloses the sum
(total) of Equinor’s payments to governments in each
country, according to the payment type. The overview
is based on the location of the receiving government.
The total payments to each country may be different
from the total payments disclosed in the overview of
payments for each project in the report. This is
because payments disclosed for each project relate
to the country of operation, irrespective of the
location of the receiving government. In 2024, there
has been a significant decrease in tax payments
mainly due to lower oil and gas prices.

Payments to governments per country related to extractive activities (in USD millions)	Taxes¹⁾	Royalties	Fees	Bonuses	Infrastructure improvements	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Algeria	150	-	-	-	-	254	5	404
Angola	285	-	-	-	-	1,301	16	1,586
Argentina	18	49	5	-	-	-	-	73
Azerbaijan	30	-	-	-	-	435	5	465
Brazil	29	185	31	-	-	-	-	245
Canada	-	110	5	-	-	-	-	114
Libya	72	-	-	-	-	80	1	153
Netherlands	18	-	-	-	-	-	-	18
Nigeria	131	61	6	-	-	120	2	318
Norway	19,151	14	61	-	-	-	-	19,226
UK	-	-	7	-	-	-	-	7
USA	236	290	3	-	-	-	-	529
Total (value) 2024	20,119	709	118	-	-	2,191	29	23,137

Total 2023	28,001	677	152	-	-	2,138	28	30,967
1) Taxes paid includes taxes paid in-kind
This report covers payments made directly by
Equinor to governments, such as taxes and royalties.
Payments made by the operator of an oil and/or gas
licence on behalf of the licensed partners, such as
area fees, are included. For assets where Equinor is
the operator, the full payment made on behalf of the
whole partnership  (100%) is reported. In cases,
where Equinor is not the operator, payments are not
disclosed, unless the operator is a state-owned entity
and it is possible to distinguish the  payment from
other cost recovery items. Host government
production entitlements paid by the licence operator
are reported.
    Equinor 2024 Payments to governments

8	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Payments per project and receiving government entity

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Algeria
Payments per project
Equinor In Salah AS	58.4	-	-	-	-	-	58.4
Equinor In Amenas AS	91.7	-	-	-	-	-	91.7
In Amenas	-	-	-	-	29.6	0.8	29.6
In Salah	-	-	-	-	224.6	4.6	224.6
Total	150.1	-	-	-	254.2	5.4	404.3
Payments per government
Sonatrach¹⁾	150.1	-	-	-	254.2	5.4	404.3
Total	150.1	-	-	-	254.2	5.4	404.3

Angola
Payments per project
Equinor Dezassete AS	99.1	-	-	-	-	-	99.1
Equinor Angola Block 17 AS	141.9	-	-	-	-	-	141.9
Equinor Angola Block 15 AS	30.0	-	-	-	-	-	30.0
Equinor Angola Block 15/06 Award AS	0.1	-	-	-	-	-	0.1
Equinor Angola Block 31 AS	29.4	-	-	-	-	-	29.4
Equinor Angola Block 46 AS	0.2	-	-	-	-	-	0.2
Equinor Angola Block 47 AS	0.2	-	-	-	-	-	0.2
Girassol	-	-	-	-	91.9	1.1	91.9
Pazflor	-	-	-	-	163.8	2.0	163.8
Rosa	-	-	-	-	109.8	1.4	109.8
Kizomba A	-	-	-	-	145.3	1.8	145.3
Kizomba B	-	-	-	-	65.1	0.8	65.1
Mondo Kiz C	-	-	-	-	47.4	0.6	47.4
Dalia	-	-	-	-	577.1	7.2	577.1
Clov	-	-	-	-	41.8	0.5	41.8
PSVM	-	-	-	-	16.4	0.2	16.4
Saxi Batuque	-	-	-	-	42.5	0.5	42.5
Total	300.8	-	-	-	1,301.1	16.2	1,601.9
      Equinor 2024 Payments to governmentsPayments to governments

9	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Payments per government
BNA - Banco Nacional de Angola	285.2	-	-	-	-	-	285.2
Kemneren i Stavanger	15.7	-	-	-	-	-	15.7
Sonangol EP	-	-	-	-	1,301.1	16.2	1,301.1
Total	300.8	-	-	-	1,301.1	16.2	1,601.9

Argentina
Payments per project
Equinor Argentina AS	1.9	-	-	-	-	-	1.9
Equnor Argentina S.A.U.	17.9	-	-	-	-	-	17.9
Banduria Sur	-	44.0	-	-	-	-	44.0
Bajo del Toro	-	5.4	4.4	-	-	-	9.8
Exploration Argentina	-	-	1.0	-	-	-	1.0
Total	19.7	49.4	5.4	-	-	-	74.5
Payments per government
Provincia del Neuquen - Administración	-	49.4	-	-	-	-	49.4
Skatteetaten	1.9	-	-	-	-	-	1.9
AFIP Administracion Federal de Ingresos	17.9	-	5.4	-	-	-	23.2
Total	19.7	49.4	5.4	-	-	-	74.5

Azerbaijan[4]
Payments per project
Equinor Apsheron AS	50.0	-	-	-	-	-	50.0
Equinor BTC Caspian AS	2.5	-	-	-	-	-	2.5
Azeri-Chirag-Gunashli (ACG)	-	-	-	-	435.0	5.1	435.0
Total	52.4	-	-	-	435.0	5.1	487.5
Payments per government
Kemneren i Stavanger	22.3	-	-	-	-	-	22.3
Azerbaijan Main Tax Office	30.1	-	-	-	-	-	30.1
SOCAR - The State Oil Company of the Azerbaijan Republic	-	-	-	-	435.0	5.1	435.0
Total	52.4	-	-	-	435.0	5.1	487.5

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

10	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Australia
Payments per project
Equinor Australia B.V.	0.1	-	-	-	-	-	0.2
Total	0.1	-	-	-	-	-	0.2
Payments per government
Belastingdienst	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.2

Belgium
Payments per project
Equinor Energy Belgium NV	(0.3)	-	-	-	-	-	(0.3)
Total	(0.3)	-	-	-	-	-	(0.3)
Payments per government
Voorafbetalingen Vennootschappen	(0.3)	-	-	-	-	-	(0.3)
Total	(0.3)	-	-	-	-	-	(0.3)
					-
Brazil					-
Payments per project					-
South Atlantic Holding B.V.	0.6	-	-	-	-	-	0.6
Equinor Energy do Brasil Ltda	28.7	68.3	-	-	-	-	97.0
Roncador	-	-	27.4	-	-	-	27.4
Exploration Brazil	-	-	0.7	-	-	-	0.7
Peregrino Phase II	-	5.3	0.2	-	-	-	5.4
Peregrino	-	111.3	2.6	-	-	-	113.9
Bacalhau	-	-	0.2	-	-	-	0.2
Total	29.2	184.8	31.1	-	-	-	245.1
Payments per government
Belastingdienst CBA	0.6	-	-	-	-	-	0.6
Ministerio da Fazenda - Royalties	-	184.8	-	-	-	-	184.8
Ministerio da Fazenda - PE	-	-	27.4	-	-	-	27.4
Ministerio da Fazenda - IR	28.7	-	-	-	-	-	28.7
Agência Nacional de Petróleo, Gás Natural e Biocombustíveis	-	-	3.6	-	-	-	3.6
Total	29.2	184.8	31.1	-	-	-	245.1

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

11	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Canada
Payments per project
Equinor Canada Ltd.	(0.3)	-	-	-	-	-	(0.3)
Exploration Canada	-	-	4.6	-	-	-	4.6
Hibernia	-	50.9	-	-	-	-	50.9
Hebron	-	59.2	-	-	-	-	59.2
Total	(0.3)	110.1	4.6	-	-	-	114.4
Payments per government
Government of Canada	-	71.3	-	-	-	-	71.3
Government of Newfoundland and Labrador	-	29.7	-	-	-	-	29.7
Canada Development investment Corp.	-	9.1	-	-	-	-	9.1
Canada-Newfoundland and Labrador Offshore Petr. Board	-	-	3.9	-	-	-	3.9
Receiver General Of Canada	(0.3)	-	0.7	-	-	-	0.4
Total	(0.3)	110.1	4.6	-	-	-	114.4
					-	-
India					-	-
Payments per project					-	-
Equinor India AS	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1
Payments per government
Kemneren i Stavanger	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1
					-	-
Iran
Payments per project
Statoil Iran AS	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1
Payments per government					-	-
Skatteetaten	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

12	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Libya					-	-
Payments per project					-	-
Equinor Murzuq AS	72.5	-	-	-	-	-	72.5
Equinor Libya AS	0.1	-	-	-	-	-	0.1
Equinor Energy Libya AS	0.7	-	-	-	-	-	0.7
Murzuq	-	-	-	-	80.4	1.0	80.4
Total	73.3	-	-	-	80.4	1.0	153.7
Payments per government
Tax Department Libya²⁾	72.5	-	-	-	80.4	1.0	152.9
Kemneren i Stavanger	0.8	-	-	-	-	-	0.8
Total	73.3	-	-	-	80.4	1.0	153.7

Netherlands
Payments per project
Equinor Holding Netherlands B.V.	16.8	-	-	-	-	-	16.8
Total	16.8	-	-	-	-	-	16.8
Payments per government
Belastingdienst	16.8	-	-	-	-	-	16.8
Total	16.8	-	-	-	-	-	16.8

Nigeria4)
Payments per project
Equinor Nigeria AS	(17.9)	-	-	-	-	-	(17.9)
Equinor Nigeria Energy Company Limited	130.9	-	-	-	-	-	130.9
Exploration Nigeria	-	-	0.2	-	-	-	0.2
Agbami	-	60.9	5.9	-	114.8	1.5	181.6
Total	112.9	60.9	6.1	-	114.8	1.5	294.7
Payments per government
Nigerian National Petroleum Corporation³⁾	130.9	-	-	-	114.8	1.5	245.7
Niger Delta Development Commission	-	-	6.1	-	-	-	6.1
Skatteetaten	(17.9)	-	-	-	-	-	(17.9)
Central Bank of Nigeria Education Tax	-	60.9	-	-	-	-	60.9
Total	113.0	60.9	6.1	-	114.8	1.5	294.7

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

13	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Norway
Payments per project
Equinor Energy AS	19,126.6	-	-	-	-	-	19,126.6
Equinor E&P Americas AS	1.0	-	-	-	-	-	1.0
Snøhvit, Johan C and Barents Exploration	-	-	8.6	-	-	-	8.6
Asgard, Mikkel & Morvin Exploration	-	-	4.7	-	-	-	4.7
Kristin	-	-	3.8	-	-	-	3.8
Norne	-	-	1.3	-	-	-	1.3
Åsgard	-	-	0.3	-	-	-	0.3
Tyrihans	-	-	0.1	-	-	-	0.1
Yttergryta	-	-	0.1	-	-	-	0.1
NCS	-	-	0.3	-	-	-	0.3
Exploration FLX	-	-	0.3	-	-	-	0.3
Gullfaks	-	-	2.2	-	-	-	2.2
Gina Krog	-	14.2	-	-	-	-	14.2
Johan Sverdrup and Martin Linge Exploration	-	-	4.2	-	-	-	4.2
Kvitebjørn, Visund, Grane, Heimdal, Valemon Exploration	-	-	7.3	-	-	-	7.3
Oseberg Exploration	-	-	2.5	-	-	-	2.5
Sleipner Exploration	-	-	3.1	-	-	-	3.1
Snorre Exploration	-	-	4.8	-	-	-	4.8
Troll Exploration	-	-	17.1	-	-	-	17.1
Total	19,127.6	14.2	60.6	-	-	-	19,202.4
Payments per government
Oljedirektoratet	-	-	60.6	-	-	-	60.6
Skatteetaten	18,974.0	-	-	-	-	-	18,974.0
SDØE v/Petoro AS	-	14.2	-	-	-	-	14.2
Kemneren i Stavanger	153.6	-	-	-	-	-	153.6
Total	19,127.6	14.2	60.6	-	-	-	19,202.4

Russia
Payments per project
Equinor Russia Holding AS	0.7	-	-	-	-	-	0.7
Statoil Kharyaga AS	(0.8)	-	-	-	-	-	(0.8)
Total	(0.1)	-	-	-	-	-	(0.1)
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14	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Payments per government
Kemneren i Stavanger	(0.1)	-	-	-	-	-	(0.1)
Total	(0.1)	-	-	-	-	-	(0.1)

UK
Payments per project
UK Utgard	-	-	0.4	-	-	-	0.4
Exploration UK Offshore	-	-	4.3	-	-	-	4.3
Barnacle	-	-	0.3	-	-	-	0.3
Mariner	-	-	0.5	-	-	-	0.5
Rosebank	-	-	1.5	-	-	-	1.5
Statfjord UK	-	-	0.4	-	-	-	0.4
Total	-	-	7.3	-	-	-	7.3
Payments per government
Oil And Gas Authority	-	-	7.3	-	-	-	7.3
Total	-	-	7.3	-	-	-	7.3

USA
Payments per project
Equinor USA Onshore Properties Inc.	9.1	-	-	-	-	-	9.1
Equinor US Holdings Inc.	226.6	-	-	-	-	-	226.6
US Offshore	-	289.6	-	-	-	-	289.6
Exploration US	-	-	3.2	-	-	-	3.2
Total	235.7	289.6	3.2	-	-	-	528.5
Payments per government
State of Ohio Department of Taxation	1.9	-	-	-	-	-	1.9
State of West Virginia	7.2	-	-	-	-	-	7.2
Pennsylvania Dept. of Revenue	7.9	-	-	-	-	-	7.9
Internal Revenue Service	213.2	-	-	-	-	-	213.2
Texas Comptroller of Public Accounts	2.1	-	-	-	-	-	2.1
West Virginia State Tax Department	0.8	-	-	-	-	-	0.8
North Dakota Office of State Tax	0.2	-	-	-	-	-	0.2
Oklahoma State Treasurer's Office	1.5	-	-	-	-	-	1.5
State Treasurer of Mississippi	0.7	-	-	-	-	-	0.7
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15	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mfoe)	Total (value) 2024

Office of Natural Resources Revenue	-	289.6	3.2	-	-	-	292.8
Total	235.7	289.6	3.2	-	-	-	528.5
					-	-
Venezuela					-	-
Payments per project					-	-
Equinor Energy International Venezuela AS	0.2	-	-	-	-	-	0.2
Equinor Energy Venezuela AS	0.2	-	-	-	-	-	0.2
Total	0.4	-	-	-	-	-	0.4
Payments per government					-	-
Kemneren i Stavanger	0.4	-	-	-	-	-	0.4
Total	0.4	-	-	-	-	-	0.4
1) Algeria –  Includes tax payments in-kind to Sonatrach of 2.8 mmboe valued at USD 150 million.
2) Libya – Includes tax payments in-kind to Tax Department Libya of 0.9 mmboe valued at USD 72 million.
3) Nigeria – Includes tax payments in-kind to Nigerian National Petroleum Corporation of 1.2 mmboe valued at USD 95 million.
4) Equinor has divested interests related to upstream businesses in Azerbaijan and Nigeria with effect from 29 November and 6 December 2024 respectively.
    Equinor 2024 Payments to governments

16	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The contextual information on investments, revenues, cost and equity production volumes is disclosed for each country and relates only to
Equinor’s entities engaged in extractive activities, covering the exploration, prospecting, discovery, development and extraction of oil and natural gas. The contextual information reported is based on data collected mainly for the purpose of financial reporting and is reconciled to the numbers reported for the Exploration and Production segments of
Equinor in the 2024 annual report.

Contextual information per country for Exploration & Production segments (in USD million)	Investments	Revenues	Cost²⁾	Equity production volume (mmboe)
Angola	408	1,899	311	40
Argentina	292	394	196	7
Azerbaijan	91	188	101	8
Brazil	1,556	1,761	953	28
Canada	50	451	329	5
Algeria	71	491	81	15
UK	698	957	390	12
Libya	6	116	9	2
Mexico	-	-	(2)	-
Nigeria	19	1,084	56	6
Netherlands	-	-	2	-
Norway	6,285	33,645	4,216	507
Russia	-	-	1	-
Tanzania	-	-	12	-
USA	3,862	3,957	1,321	125
Total¹⁾	13,339	44,943	7,977	756
1) The total amounts correspond to the sum of the relevant numbers reported in the Exploration and Production segments in note 5 of the Consolidated financial statements in the 2024 annual report.
2) Cost includes purchases, operating expenses, selling, general and administrative expenses, and exploration expenses, without net impairments as presented in the Consolidated financial statements in the 2024 annual report.
    Equinor 2024 Payments to governments

17	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at Equinor group level
The table below is an overview of all legal entities in
the Equinor group by country of incorporation as of
31 December 2024. It presents the following
information per each company: the number of
employees, net intercompany interest to companies in
other jurisdictions, short description of the company’s
activity, revenues including intercompany revenues,
income before tax, current income tax expense,
income tax paid and retained earnings. The total
amounts are reconciled to the Group Consolidated
financial statements in the 2024 annual report and
prepared in compliance with IFRS Accounting
Standards. The numbers in the Contextual
information table based on the country of operation
may deviate from the table based on the country of
incorporation, as country of operation could be
different than country of incorporation. Prior period
corrections are reflected in the current year, normally
due to statutory reporting
finalized after the annual report. Retained earnings
as presented in the table below will be decreased by
the dividend paid and increased or decreased by
group contributions and reclassifications between
paid in capital and retained earnings.

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Albania
Danske Commodities Albania Sh.p.k	Albania	MMP	-	—	—	—	—	—	—
Total			-	—	—	—	—	—	—

Argentina
Equinor Argentina SAU	Argentina	EPI	6	7	367	130	(174)	(19)	422
Total			6	7	367	130	(174)	(19)	422

Australia
Danske Commodities Australia Pty Limited	Australia	MMP	-	—	—	—	—	—	—
Tasmania Offshore Wind Energy Partners PtY Limited	Australia	REN	-	—	—	—	—	—	—
Total			-	—	—	—	—	—	—

Belgium
Equinor Energy Belgium NV	Belgium	MMP	70	—	—	1	—	—	—
Total			70	—	—	1	—	—	—

Bosnia and Herzegovina
Danske Commodities BH d.o.o.	Bosnia and Herzegovina	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

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18	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Brazil
Bom Jesus Investimentos Fotovoltaicos 2 Ltda	Brazil	REN	-	-	-	-	-	-	-
Copacabana Geracao de Energia e Participacoes S.A	Brazil	REN	-	-	-	-	-	-	-
Danske Commodities Comercializadora De Energia LTDA	Brazil	MMP	14	-	3	3	(1)	-	2
Eolica Paraipaba I S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba II S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba III S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba IV S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia II S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia IX S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VI S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VII S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia X S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia XI S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia XII S.A.	Brazil	REN	-	-	-	-	-	-	-
Equinor Brasil Energia Ltda.	Brazil	EPI	992	(548)	1,203	695	(536)	(1)	(3,766)
Equinor Energy do Brasil Ltda	Brazil	EPI	64	(1)	637	10	(216)	(29)	64
Horus Investimentos S.A.	Brazil	REN	-	-	48	(30)	(3)	(3)	(291)
Mendubim Geração De Energia S.A.	Brazil	REN	-	-	-	-	-	-	-
Paraipaba Geracao de Energia S.A.	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Comercializadora de Energy S.A	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Desenvolvimento de Renovaveis S.A.	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Sao Conrado Geracao de Energia e Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro I S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro II S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro III S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro IV S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro V S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro VI S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro X S.A.	Brazil	REN	-	-	-	-	-	-	-
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19	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Solar Luzeiro XI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XIV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XVI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XVIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado I S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado II S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado III S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado IV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado V S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado VI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado VII S.A.	Brazil	REN	-	-	-	-	-	-	-
Urca Geracao de Energia e Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Total			1,070	(549)	1,891	678	(755)	(33)	(3,991)

Canada
Equinor Canda Holding Corp.	Canada	EPI	-	-	-	-	-	-	-
Equinor Canada Ltd.	Canada	EPI	71	-	451	84	(49)	-	(2,109)
Total			71	-	451	84	(49)	-	(2,109)

China
Beijing Equinor Business Consulting Service Co. Ltd	China	MMP	6	-	-	-	-	-	3
Total			6	-	-	-	-	-	3

Czech Republic
Danske Commodities A/S, organizacní složka (branch of Danske Commodities A/S)	Czech Republic	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

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20	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Denmark
BeGreen A/S	Denmark	REN	-	-	1	(209)	18	3	(215)
BeGreen 2018-30 ApS, Komplementarselskabet	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2018-30 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2020-34 ApS, Komplementarselskabet	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2020-34 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2020-36 ApS, Komplementarselskabet	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2020-36 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-38 ApS, Komplementarselskabet	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-38 P/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-39 P/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-40 P/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-41 P/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2021-42 P/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-44 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-45 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-46 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-47 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-48 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2022-50 K/S	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2018-30 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen 2024-52 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2024-56 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2024-56 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2020-34 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2020-36 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2021-38 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2021-39 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2021-40 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2021-41 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2021-42 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2022-44 ApS	Denmark	REN	-	—	—	—	—	—	—
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21	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

BeGreen Holding 2022-45 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2022-46 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2022-47 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2022-48 ApS	Denmark	REN	-	—	—	—	—	—	—
BeGreen Holding 2022-50 ApS	Denmark	REN	-	—	—	—	—	—	—
Danske Commodities A/S	Denmark	MMP	551	62	2,618	219	(54)	(87)	294
Equinor Danmark A/S	Denmark	MMP	-	10	-	(11)	-	(1)	(54)
Equinor Low Carbon Solutions Denmark A/S	Denmark	MMP	-	-	-	(2)	-	-	(1)
Equinor Renewables Denmark A/S	Denmark	REN	11	(1)	114	92	8	-	64
Komplementarselskabet BeGreen 2021-39 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-40 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2021-41 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2021-42 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-44 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-45 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-46 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-47 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-48 ApS	Denmark	REN	-	—	—	—	—	—	—
Komplementarselskabet BeGreen 2022-50 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2024-56 ApS	Denmark	REN	-	—	—	—	—	—	—
Total			562	70	2,733	88	(27)	(85)	88

France
Equinor Renewables France SAS	France	REN	-	—	—	—	—	—	—
Total			-	—	—	—	—	—	—

Germany
BeGreen Renewable Germany GmbH	Germany	REN	-	-	-	-	-	-	-
Danske Commodities Deutschland GmbH	Germany	MMP	2	—	—	—	—	—	—
Equinor Deutschland GmbH	Germany	MMP	14	3	1	1	(8)	(5)	26
Equinor Deutschland Renewables Holding GmbH	Germany	REN	-	—	—	—	—	—	—
Equinor Property Deutschland GmbH	Germany	MMP	-	—	—	—	—	—	(1)
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22	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor Renewables Deutschland GmbH	Germany	REN	-	1	—	—	—	—	(15)
Equinor Storage Deutschland GmbH	Germany	MMP	5	1	53	31	(1)	—	25
Equinor Wind A Deutschland GmbH	Germany	REN	-	—	—	—	—	—	—
Equinor Wind B Deutschland GmbH	Germany	REN	-	—	—	—	—	—	—
Equinor Wind C Deutschland GmbH	Germany	REN	-	—	—	—	—	—	—
Total			21	5	54	32	(9)	(5)	36

India
Equinor India Private Limited	India	EPI	4	—	—	—	—	—	—
Total			4	—	—	—	—	—	—

Ireland
Equinor Ireland Limited	Ireland	EPI	-	—	—	—	—	—	1
Total			-	—	—	—	—	—	1

Japan
Equinor Japan G.K.	Japan	REN	9	—	—	(2)	—	—	(2)
Total			9	—	—	(2)	—	—	(2)

Kosovo
Danske Commodities Kosovo SH.P.K.	Kosovo	MMP	-	—	—	—	—	—	—
Total			-	—	—	—	—	—	—

Mexico
Equinor Mexico Trading, S.A. de C.V.	Mexico	MMP	-	—	—	—	—	—	—
Equinor Upstream Mexico, S.A. de C.V.	Mexico	EPI	-	—	—	3	—	—	(136)
Total			-	—	—	3	—	—	(136)

Macedonia
Danske Commodities DOOEL Skopje	Macedonia	MMP	1	—	—	—	—	—	—
Total			1	—	—	—	—	—	—
      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

23	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Netherlands
Equinor Energy Ventures Fund B.V.	Netherlands	TDI	-	—	—	(3)	1	1	(34)
Equinor Abu Dhabi B.V.	Netherlands	EPI	-	—	—	—	—	—	(29)
Equinor Algeria B.V.	Algeria	EPI	-	—	—	(1)	—	—	(53)
Equinor Argentina B.V.	Argentina	EPI	-	(4)	48	(45)	45	1	(193)
Equinor Australia B.V.	Australia	EPI	2	-	(5)	(16)	—	—	(293)
Equinor Azerbaijan Karabagh B.V.	Azerbaijan	EPI	-	1	—	—	—	—	(210)
Equinor Holding Netherlands B.V.	Netherlands	EPI	25	133	(3)	(1,031)	(30)	(15)	(866)
Equinor International Netherlands B.V.	Netherlands	EPI	-	-	—	—	—	—	287
Equinor Low Carbon Solutions B.V.	Netherlands	MMP	-	1	-	(22)	-	-	(24)
Equinor New Zealand B.V.	New Zealand	EPI	-	-	—	—	—	—	(76)
Equinor Renewables B.V.	Netherlands	REN	-	1	(1)	5	—	—	(15)
Equinor Renewables Brazil B.V.	Netherlands	REN	-	1	—	(2)	(1)	(1)	(6)
Equinor Solar Power B.V.	Netherlands	REN	-	-	—	—	—	—	—
Equinor South Africa B.V.	South Africa	EPI	-	-	—	—	—	—	(93)
Equinor Suriname B54 B.V.	Suriname	EPI	-	-	—	—	—	—	(35)
Equinor Suriname B59 B.V.	Suriname	EPI	-	-	—	—	—	—	(24)
Equinor Suriname B60 B.V.	Suriname	EPI	-	-	—	—	—	—	(12)
Statoil Colombia B.V.	Colombia	EPI	-	-	—	—	—	—	(123)
Statoil Middle East Services Netherlands B.V.	Iraq	EPI	-	-	—	—	—	—	(187)
Statoil Uruguay B.V.	Uruguay	EPI	-	-	—	—	—	—	(74)
Total			27	133	39	(1,116)	14	(16)	(2,059)

Nigeria
Equinor Nigeria Deep Water Limited	Nigeria	EPI	-	—	—	—	—	—	(35)
Equinor Nigeria Energy Company Limited	Nigeria	EPI	10	-	-	-	-	-	-
Equinor Nigeria Outer Shelf Limited	Nigeria	EPI	-	—	—	—	—	—	(148)
Spinnaker Exploration 256 LTD (Nigeria)	Nigeria	EPI	-	—	—	—	—	—	(13)
Spinnaker Nigeria 242 LTD	Nigeria	EPI	-	—	—	—	—	—	(16)
Total			10	—	—	—	—	—	(212)

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

24	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Norway
Equinor Algeria AS	Algeria	EPI	17	—	—	(3)	—	—	(7)
Equinor Angola AS	Angola	EPI	-	—	—	(1)	—	—	8
Equinor Angola Block 1/14 AS	Angola	EPI	-	1	—	(3)	(1)	—	(3)
Equinor Angola Block 15 AS	Angola	EPI	-	9	445	310	(110)	(30)	—
Equinor Angola Block 15/06 Award AS	Angola	EPI	-	—	—	—	—	—	(1)
Equinor Angola Block 17 AS	Angola	EPI	19	17	665	413	(189)	(142)	323
Equinor Angola Block 25 AS	Angola	EPI	-	—	—	—	—	—	—
Equinor Angola Block 29 AS	Angola	EPI	-	—	—	(1)	—	—	(1)
Equinor Angola Block 31 AS	Angola	EPI	-	8	290	226	(61)	(29)	259
Equinor Angola Block 31/21 AS	Angola	EPI	-	—	—	(1)	—	—	(1)
Equinor Angola Block 40 AS	Angola	EPI	-	—	—	—	—	—	(32)
Equinor Angola Block 46 AS	Angola	EPI	-	—	—	—	—	—	(1)
Equinor Angola Block 47 AS	Angola	EPI	-	—	—	(1)	—	—	(2)
Equinor Apsheron AS	Azerbaijan	EPI	-	13	175	89	(43)	(50)	525
Equinor Argentina AS	Argentina	EPI	-	(9)	11	(94)	4	(2)	(346)
Equinor ASA	Norway	Parent	20,977	(6)	62,672	5,858	(27)	(254)	31,605
Equinor Asset Management AS	Norway	EPI	19	—	14	6	(1)	(1)	14
Equinor BTC Caspian AS	Azerbaijan	EPI	-	1	14	9	6	(2)	(39)
Equinor BTC Finance AS	Norway	EPI	-	—	—	—	—	—	279
Equinor China AS	China	MMP	-	—	—	—	—	—	(19)
Equinor Dezassete AS	Angola	EPI	-	13	499	321	(141)	(99)	278
Equinor E&P Americas AS	Norway	EPI	-	6	—	(8)	(1)	(1)	(16)
Equinor Energy AS	Norway	EPN	-	317	36,897	27,183	(20,229)	(19,076)	15,966
Equinor Energy International AS	Norway	EPI	-	6	—	(16)	(3)	—	(158)
Equinor Energy Libya AS	Libya	EPI	-	1	—	—	(1)	(1)	(64)
Equinor Gas Marketing Europe AS	Norway	MMP	-	-	—	—	—	—	(1)
Equinor Global Projects AS	Norway	EPI	-	-	—	—	—	—	—
Equinor In Amenas AS	Algeria	EPI	-	4	236	115	(67)	(92)	15
Equinor In Salah AS	Algeria	EPI	-	9	254	104	(53)	(58)	49
Equinor India AS	India	EPI	-	—	—	(1)	—	—	(3)
Equinor Insurance AS	Norway	Insurance	4	—	15	423	(123)	(97)	2,157
Equinor International Well Response Company AS	Norway	PDP	-	1	—	1	(1)	(1)	(15)
Equinor Libya AS	Libya	EPI	5	—	—	(2)	—	—	(3)
      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

25	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor LNG Ship Holding AS	Norway	MMP	-	—	4	7	—	—	9
Equinor Low Carbon Solution AS	Norway	MMP	-	2	—	(2)	—	—	(2)
Equinor Metanol ANS	Norway	MMP	-	—	79	16	—	—	75
Equinor Murzuq Area 146 AS	Libya	EPI	-	—	—	—	—	—	(3)
Equinor Murzuq AS	Libya	EPI	-	2	116	102	(74)	(72)	98
Equinor New Energy AS	Norway	REN	-	3	—	3	(2)	(1)	20
Equinor Nigeria AS	Norway	EPI	-	19	—	313	(87)	(12)	1,198
Equinor Norsk LNG AS	USA	MMP	-	7	—	(10)	(2)	—	(57)
Equinor Power Marketing AS	Norway	MMP	-	-	-	-	-	-	-
Equinor Projects Holding AS	Norway	ADMIN	-	-	-	-	-	-	-
Equinor Refining Norway AS	Norway	MMP	-	95	324	407	44	(76)	3,747
Equinor Russia Energy AS	Russia	EPI	2	—	—	—	—	—	(19)
Equinor Russia Holding AS	Russia	EPI	-	1	—	(2)	—	(1)	(716)
Equinor Solar Power AS	Norway	MMP	-	1	—	1	(1)	(2)	—
Equinor Sørlige Nordsjø II AS	Norway	REN	-	-	-	-	-	-	-
Equinor Tanzania AS	Tanzania	EPI	8	1	—	(11)	(1)	—	(275)
Equinor Trading International AS	Norway	MMP	-	—	—	—	—	—	(2)
Equinor UK Limited - NUF	UK	EPI	-	5	43	49	—	—	128
Equinor Ventures AS	Norway	TDI	-	6	2	(16)	—	—	(192)
Equinor Wind Power AS	Norway	REN	-	(26)	23	(175)	22	(2)	(348)
Hywind AS	Norway	REN	-	—	—	—	—	—	(6)
K/S Rafinor A/S	Norway	MMP	-	1	—	3	—	—	31
Margrethe Jørgensens Vei 13 AS	Norway	Admin	-	—	—	—	—	—	—
Mongstad Terminal DA	Norway	MMP	-	1	94	35	—	—	36
Rafinor AS	Norway	MMP	-	—	—	—	—	—	1
Sandsliveien 90 AS	Norway	Admin	-	—	—	—	—	—	—
Smeaheia Carbon Storage ANS	Norway	REN	-	-	-	-	-	-	-
Statholding AS	Norway	EPI	-	10	—	2	(2)	(79)	1
Statoil Cyrenaica AS	Libya	EPI	-	—	—	—	—	—	(5)
Statoil Greenland AS	Greenland	EPI	-	—	—	—	—	—	(1)
Statoil Iran AS	Iran	EPI	-	—	—	—	—	—	1
Statoil Kufra AS	Libya	EPI	-	—	—	—	—	—	1
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26	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Statoil SP Gas AS	Iran	EPI	-	2	—	(3)	—	—	1
Statoil Zagros Oil and Gas AS	Iran	EPI	-	—	—	—	—	—	(9)
Svanholmen 8 AS	Norway	Admin	-	—	—	4	(1)	(1)	(1)
Tjeldbergodden Luftgassfabrikk DA	Norway	MMP	-	—	35	1	—	—	2
Total			21,051	525	102,907	35,649	(21,145)	(20,182)	54,478

Poland
BeGreen Holding 2018-31 Sp.z o.o.	Poland	REN	-	—	—	—	—	—	—
BeGreen Poland 2018-31 Sp.z o.o.	Poland	REN	-	—	—	—	—	—	—
BeGreen Poland 2018-31 Sp.z o.o. Sp.k.	Poland	REN	-	—	—	—	—	—	—
BeGreen Poland 2021-43 Sp.z o.o	Poland	REN	-	—	—	—	—	—	—
BeGreen Poland	Poland	REN	-	—	—	—	—	—	—
BES Management Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(3)
BESS CM2 sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Cristallum 13 Sp.zo.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 35 Sp.z.o.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 46 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 47 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 48 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 49 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Cristallum 50 Sp. z o.o	Poland	REN	-	—	—	-	—	—	—
Danske Commodities A/S (Polish Branch)	Poland	MMP	1	—	—	-	—	—	—
Elektrownie Wiatrowe Wronki sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 30 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 42 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 43 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	(1)
Energy Solar 46 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 47 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	(1)
Energy Solar 48 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 51 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 53 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 59 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
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27	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Energy Solar 62 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 63 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 65 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 66 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 67 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 68 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 69 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 70 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 71 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	(1)
Energy Solar 72 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Energy Solar 76 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 77 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Energy Solar 79 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 81 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 82 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 83 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 84 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Energy Solar 85 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Equinor Polska Sp.zo.o.	Poland	REN	34	1	—	1	(1)	—	(2)
G Solar Energy 2 Sp. z o.o.	Poland	REN	-	—	2	—	—	—	—
Grand Solar 1 Sp. z o. o.	Poland	REN	-	—	4	(1)	—	—	3
Grand Solar 10 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 11 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 12 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 13 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 14 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 15 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 16 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 17 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 18 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(2)
Grand Solar 19 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 2 Sp. z o. o.	Poland	REN	-	—	14	9	—	—	9
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28	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Grand Solar 20 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 21 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 22 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 23 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	(2)
Grand Solar 24 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 25 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 26 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 27 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 28 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	(1)
Grand Solar 29 Sp. z o.o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 3 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(2)
Grand Solar 31 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 32 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 33 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 34 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 35 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 36 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Grand Solar 37 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 38 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Grand Solar 39 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Grand Solar 4 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	(2)
Grand Solar 40 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 5 Sp. z o. o.	Poland	REN	-	—	—	(1)	—	—	(4)
Grand Solar 6 Sp. z o. o.	Poland	REN	-	—	—	(1)	—	—	(1)
Grand Solar 7 Sp. z o. o.	Poland	REN	-	—	—	(1)	—	—	(3)
Grand Solar 8 Sp. z o. o.	Poland	REN	-	—	—	(1)	—	—	(2)
Grand Solar 9 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Kaliskie Elektrownie Wiatrowe sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
MEP East 44 Sp.zo.o.	Poland	REN	-	—	—	—	—	—	—
MEP East Sp.zo.o.	Poland	REN	-	—	—	—	—	—	—
MEP North Sp.zo.o.	Poland	REN	-	—	—	—	—	—	—
MM Wind sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
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29	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Park Wiatrowy 13 sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Park Wiatrowy Kalisz Polnoc sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
SUN 4 KORYTA sp. z o.o.	Poland	REN	-	-	-	-	-	-	(1)
Wento Sp. z o. o.	Poland	REN	-	—	—	1	—	—	(9)
Wilko 5 Sp. z o.o.	Poland	REN	-	(2)	10	4	1	1	9
Wind Power 1 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Wind Power 2 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Wind Power 3 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Wind Power 4 Sp. z. o. o.	Poland	REN	-	—	—	—	—	—	—
Wind Power 6 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Wind Power 7 Sp. z o. o.	Poland	REN	-	—	—	—	—	—	—
Wind Power 8 Sp. z o.o.	Poland	REN	-	—	—	(1)	—	—	(1)
Wind Power 9 Sp. z o. o.	Poland	REN	-	—	—	-	—	—	—
Total			35	(2)	31	3	—	—	(39)

Romania
Danske Commodities A/S Aarhus Sucursala Bucuresti (Branch)	Romania	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Singapore
Danske Commodities APAC Pte. Ltd.	Singapore	MMP	6	(1)	(3)	(8)	(2)	-	(2)
Equinor Asia Pacific Pte. Ltd.	Singapore	MMP	75	2	-	3	(1)	(1)	23
Total			81	2	(3)	(4)	(3)	(1)	21

South Korea
Bandibuli Energy Co., Ltd.	South Korea	REN	-	-	-	(55)	-	-	(164)
Dong Chuja Energy Co., Ltd	South Korea	REN	-	-	-	(3)	-	-	(12)
Equinor Korea Co., Ltd.	South Korea	REN	26	-	-	5	(1)	(2)	9
Hwarang O&M Co., Ltd	South Korea	REN	-	-	-	-	-	-	-
Seo Chuja Energy Co., Ltd.	South Korea	REN	-	-	-	(9)	-	-	(41)
Total			26	-	-	(62)	(1)	(2)	(208)

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

30	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Spain
Equinor Nuevas Energias S.L.	Spain	REN	-	-	-	-	-	-	(1)
Total			-	-	-	-	-	-	(1)

Sweden
BeGreen Sweden 2020-35 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2022-49 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2023-51 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-53 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-54 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-55 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-57 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-58 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-59 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-60 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-61 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-62 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-63 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-64 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-65 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-66 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden AB	Sweden	REN	-	-	-	-	-	-	-
Danske Commodities Sweden AB	Sweden	MMP	1	-	-	-	-	-	-
Equinor Energy Sweden AB	Sweden	EPI	-	-	-	-	-	-	-
Equinor OTS AB	Sweden	MMP	-	-	-	2	(1)	-	14
Lyngsåsa Kraft AB	Sweden	REN	-	-	-	-	-	-	-
Total			1	-	-	2	(1)	-	14

Turkey
Danske Commodities Turkey Enerji Ticaret A.S.	Turkey	MMP	1	-	1	2	-	-	4
Total			1	-	1	2	-	-	4

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

31	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

UK
Aldbrough Hydrogen Storage LTD	UK	MMP	-	-	-	-	-	-	-
Danske Commodities UK Limited	UK	MMP	-	—	—	—	—	2	2
Doggerbank Offshore Wind Farm Project 1 Projco Limited	UK	REN	-	-	-	-	-	-	-
Doggerbank Offshore Wind Farm Project 2 Projco Limited	UK	REN	-	-	-	-	-	-	-
Doggerbank Offshore Wind Farm Project 3 Projco Limited	UK	REN	-	-	-	-	-	-	-
Doggerbank Offshore Wind Farm Project 4 Projco Limited	UK	REN	-	-	-	-	-	-	-
Dudgeon Holdings II Limited	UK	REN	-	-	-	-	-	-	-
Dudgeon Offshore Wind Limited	UK	REN	-	-	-	-	-	-	-
Equinor Blandford Road Limited	UK	REN	-	-	4	-	-	-	2
Equinor Commodities UK Limited	UK	MMP	-	-	-	-	-	-	-
Equinor Energy Trading Limited	UK	MMP	-	-	-	-	-	-	(95)
Equinor H2H Saltend Ltd	UK	MMP	-	1	14	(50)	-	-	(49)
Equinor Low Carbons UK Limited	UK	MMP	-	5	(22)	(247)	52	-	-
Equinor New Energy Limited	UK	REN	-	48	58	366	(37)	14	1,906
Equinor NZT Holdings Limited	UK	MMP	-	-	3	3	-	-	3
Equinor Production UK Limited	UK	EPI	325	(1)	1	(3)	(2)	(1)	(28)
Equinor UK Limited	UK	EPI	603	(8)	952	50	366	(8)	436
Equinor Welkin Mill Limited	UK	REN	-	(2)	-	(2)	-	-	(3)
Equinor WOS Limited	UK	MMP	-	(3)	9	4	97	-	238
Humber Hydrogen Transmission System Ltd	UK	MMP	-	-	-	-	-	-	-
Hywind (Scotland) Limited	UK	REN	-	-	-	-	-	-	-
Merlin Offshore Wind 2 Limited	UK	REN	-	-	-	-	-	-	-
Scira Extension Limited	UK	REN	-	-	-	(11)	-	-	(63)
Statoil UK Properties Limited	UK	EPI	-	-	-	-	-	-	(50)
Total			928	41	1,020	111	475	6	2,298

Ukraine
Danske Commodities Ukraine LLC	Ukraine	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

32	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

USA
Amaya Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Anchor Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Archer Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Atlas Offshore Wind LLC	USA	REN	-	(5)	-	(91)	-	-	(98)
Beech Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Berwick Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Bethlehem Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Birch Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Bluewind Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Bobcat Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Brookins Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Burelle Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Camelot Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Canopy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cedar Hall Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cerulean Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Citrus Flatts Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Commerce Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Dairy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Danske Commodities US LLC	USA	MMP	-	1	18	11	-	-	47
Diamond Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
East Clay Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
East Point Energy LLC	USA	REN	-	-	-	(34)	-	-	(51)
East Point NOVA HoldCo, LLC	USA	REN	-	-	-	-	-	-	-
Eleanor Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Empire Leaseholder LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Member LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Mezz LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Pledgor LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Wind Holdings LLC	USA	REN	-	-	-	-	-	-	1
Empire Offshore Wind LLC	USA	REN	-	-	-	(13)	-	-	(423)
      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

33	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Empire Wind 2 LLC	USA	REN	-	-	-	(1)	-	-	(1)
Equinor E&P Americas Investment LLC	USA	EPI	-	-	-	-	-	-	-
Equinor E&P Americas LP	USA	EPI	-	1	-	1	-	-	(51)
Equinor Energy LP	USA	EPI	-	53	(6)	43	-	-	(7,881)
Equinor Energy Services Inc.	USA	EPI	-	-	-	-	-	-	-
Equinor Energy Trading Inc.	USA	MMP	-	-	-	-	-	-	2
Equinor Exploration Company	USA	EPI	-	1	-	1	-	-	(48)
Equinor Global Projects LLC	USA	EPI	-	-	-	-	-	-	-
Equinor Gulf of Mexico Inc.	USA	EPI	-	1	-	1	-	-	(9)
Equinor Gulf of Mexico LLC	USA	EPI	-	399	2,375	1,417	-	-	588
Equinor Gulf of Mexico Response Company LLC	USA	EPI	-	(4)	-	(4)	-	-	(128)
Equinor Gulf Properties Inc.	USA	EPI	-	-	-	(1)	-	-	(225)
Equinor LCS Holdings LLC	USA	MMP	-	(10)	-	(43)	-	-	(50)
Equinor Louisiana Properties LLC	USA	EPI	-	(12)	-	(12)	-	-	(202)
Equinor Marketing & Trading (US) Inc.	USA	MMP	-	(6)	23,845	323	-	-	1,001
Equinor Natural Gas LLC	USA	MMP	-	70	1,883	542	(68)	(5)	930
Equinor Pipelines LLC	USA	MMP	-	52	198	188	-	-	738
Equinor Projects Inc.	USA	EPI	-	-	-	-	-	-	5
Equinor Shipping Inc.	USA	MMP	-	14	408	76	-	-	361
Equinor TDI East Texas LLC	USA	TDI	-	-	-	(1)	-	-	(1)
Equinor TDI Holdings LLC	USA	TDI	-	-	-	(3)	2	-	(1)
Equinor TDI Southwest Arkansas LLC	USA	TDI	-	-	-	(4)	-	-	(4)
Equinor Texas Onshore Properties LLC	USA	EPI	-	3	-	4	-	-	(3,753)
Equinor US Capital LLC	USA	EPI	-	-	-	-	-	-	-
Equinor US CCS 1, LLC	USA	MMP	-	(1)	(26)	(27)	-	-	(38)
Equinor US Holdings Inc.	USA	EPI	-	(834)	-	(837)	(26)	(393)	(4,309)
Equinor US Operations LLC	USA	EPI	660	-	-	(3)	(320)	-	(795)
Equinor USA E&P Inc.	USA	EPI	-	(33)	605	(43)	-	-	(1,388)
Equinor USA Onshore Properties Inc.	USA	EPI	-	97	785	(27)	-	-	(885)
Equinor USA Properties Inc.	USA	EPI	-	-	-	-	(52)	-	1,978
Equinor Wind Services LLC	USA	REN	-	1	5	6	-	-	23
Equinor Wind US LLC	USA	REN	-	(41)	12	(70)	85	-	847
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34	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Evergreen Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
EW Offshore Wind Transport Corporation	USA	REN	-	-	-	-	-	-	-
Flat Rock Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Fork Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Fox Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Goodrich Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Greta Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Guinevere Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Gullane Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Halifax Mt Laurel Solar LLC	USA	REN	-	-	-	-	-	-	-
Haslett Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hermon Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hillis Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hillman Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Honeycutt Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hopkins Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Ivey Mill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
James Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Juanita Creek Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Kings Mill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lackie Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lentz Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Little Mountain Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Branch Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Hill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lucius Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Meadowfield Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Mill Stone Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
North America Properties LLC	USA	EPI	-	1	-	1	-	-	(2)
Oak Crest Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Oak Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Oakey Springs Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
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35	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Okemos Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Olive Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Omar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Onshore Holdings LLC	USA	EPI	-	-	-	-	-	-	(149)
Oxford Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Park Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Peach Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pinsley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pleasant Valley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Poplar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Poteet Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Potters Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Quarry Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rabbit Hollow Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Railroad Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rawsonville Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Red Run Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Refuge Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Reid Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Renewable Energy Shared Assets LLC	USA	REN	-	-	-	-	-	-	-
Rosepine Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Roxboro Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sangchris Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
SBMT Asset LLC	USA	REN	-	-	-	(170)	-	-	(170)
SBMT Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Shoals Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Simpson Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Snow Camp Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Spindler Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Summersweet Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sunset Ridge Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Tobey 2 Energy Center , LLC	USA	REN	-	-	-	-	-	-	-
      Equinor 2024 Payments to governmentsPayments to governmentsments to governments

36	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Tobey 3 Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Tobey Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Trek Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Union Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Volta SPV One, LLC	USA	REN	-	-	-	-	-	-	-
Welcome Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Wells Hollow Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
West Haven Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Wire Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Total			660	(252)	30,101	1,233	(379)	(397)	(14,143)

Sum before eliminations			24,641	(21)	139,591	36,833	(22,055)	(20,734)	34,464
Consolidation eliminations⁴⁾				21	(35,818)	(5,848)	(102)	(90)	6,827
Equinor group			24,641	-	103,774	30,986	(22,157)	(20,824)	41,291
    Equinor 2024 Payments to governments

37	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD million)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Algeria	17	13	491	215	(120)	(150)	3
Angola	19	49	1,899	1,263	(502)	(301)	826
Argentina	6	(6)	426	(10)	(125)	(20)	(117)
Australia	2	-	(5)	(16)	-	-	(293)
Azerbaijan	-	15	188	98	(37)	(52)	277
Belgium	70	-	-	1	-	-	-
Brazil	1,070	(549)	1,891	678	(755)	(33)	(3,991)
Canada	71	-	451	84	(49)	-	(2,109)
China	6	-	-	-	-	-	(16)
Colombia	-	-	-	-	-	-	(123)
Denmark	562	70	2,733	88	(27)	(85)	88
Germany	21	5	54	32	(9)	(5)	36
Greenland	-	-	-	-	-	-	(1)
India	4	-	-	-	-	-	(3)
Iran	-	2	-	(4)	-	-	(7)
Iraq	-	-	-	-	-	-	(187)
Ireland	-	-	-	-	-	-	1
Japan	9	-	-	(2)	-	-	(2)
Libya	5	3	116	99	(75)	(73)	25
Macedonia	1	-	-	-	-	-	-
Mexico	-	-	-	3	-	-	(136)
Netherlands	25	136	(3)	(1,054)	(31)	(16)	(687)
New Zealand	-	-	-	-	-	-	(76)
Nigeria	10	-	-	-	-	-	(212)
Norway	21,000	437	100,159	34,047	(20,412)	(19,603)	54,400
Poland	35	(2)	31	3	-	-	(39)
Russia	2	2	-	(2)	-	(1)	(735)
Singapore	81	2	(3)	(4)	(3)	(1)	21
South Africa	-	-	-	-	-	-	(93)
South Korea	26	-	-	(62)	(1)	(2)	(208)
Spain	-	-	-	-	-	-	(1)
Suriname	-	-	-	-	-	-	(72)
Sweden	1	-	-	2	(1)	-	14
      Equinor 2024 Payments to governmentsPayments to governments

38	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD million)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Tanzania	8	1	-	(11)	(1)	-	(275)
Turkey	1	-	1	2	-	-	4
UK	928	47	1,063	160	475	6	2,426
Uruguay	-	-	-	-	-	-	(74)
USA	660	(245)	30,101	1,222	(381)	(397)	(14,201)
Sum before eliminations	24,641	(21)	139,591	36,833	(22,055)	(20,734)	34,464
Consolidation eliminations⁴⁾	-	21	(35,818)	(5,848)	(102)	(90)	6,827
Equinor group	24,641	-	103,774	30,986	(22,157)	(20,824)	41,291
1) Number of employees is reported based on the company’s country of operation.
2) Income tax expense as defined in note 11 of the Consolidated financial statements in the 2024 annual report.
3) Income tax paid includes taxes paid in-kind of USD 318 million.
4) All intercompany balances and transactions arising from Equinor’s internal transactions, have been eliminated in full. The relevant amounts are included in the consolidation eliminations line. Revenues column: eliminations of intercompany revenues and netting of some intercompany costs. Income before tax column: eliminations of intercompany dividend distribution and share impairment as well as foreign exchange gain on intergroup loan. Income tax expense column: tax effects of certain elimination entries. Retained earnings column: eliminations are mainly related to foreign currency translation effects in the consolidation process. Translation of results and financial position to presentation currency of USD is significantly affected by the investment in subsidiaries which has NOK as functional currency. In turn, those subsidiaries include the results and financial position of their investments in foreign subsidiaries, which have USD as functional currency.
5) Retained earnings at Equinor group level includes currency translation adjustments and OCI from equity accounted investments as presented in Consolidated statement of changes in equity in the 2024 annual report.
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39	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Other resources
–Data for Payments to governments report 2024
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor’s tax transparency position
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor 2024 annual report
https://www.equinor.com/investors/annual-reports
Drones Operation Center at Sandsli in Bergen.
    Equinor 2024 Payments to governments

40	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
To the Board of Directors of Equinor ASA
Independent accountant’s limited assurance report
on the Report on payments to governments
Scope
We have been engaged by Equinor ASA to perform a limited assurance engagement, as defined by International
Standards on Assurance Engagements, here after referred to as the engagement, to report on Equinor ASA’s
Report on the payments to governments (the “Report”) for the year ended 31 December 2024.
Criteria applied by Equinor ASA
In preparing the Report, Equinor ASA applied the Norwegian Accounting Act §2-10, the Norwegian Security Trading
Act §5-5a, Forskrift om land-for-land rapportering and the reporting principles as set out in the Report (the
“Criteria”); As a result, the information may not be suitable for another purpose.
Equinor ASA’s responsibilities
Equinor ASA’s Board of Directors and management are responsible for selecting the Criteria, and for presenting the payments to governments in accordance with that Criteria, in all material respects. This responsibility includes establishing and maintaining internal controls, maintaining adequate records, and making estimates that are relevant to the preparation of the Report, such that it is free from material misstatement, whether due to fraud or error.
EY’s responsibilities
Our responsibility is to express a conclusion on the presentation of the Report based on the evidence we have obtained.
We conducted our engagement in accordance with the International Standard for Assurance Engagements Other
Than Audits or Reviews of Historical Financial Information (‘ISAE 3000 (Revised)’), and the terms of reference for this engagement as agreed with Equinor ASA on 02 January 2025. Those standards require that we plan and perform our engagement to express a conclusion on whether we are aware of any material modifications that need to be made to the payments to governments in order for it to be in accordance with the Criteria, and to issue a report. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risk of material misstatement, whether due to fraud or error.
We believe that the evidence obtained is sufficient and appropriate to provide a basis for our limited assurance conclusion.
Our independence and quality management
We have maintained our independence and confirm that we have met the requirements of the Code of Ethics for
Professional Accountants issued by the International Ethics Standards Board for Accountants, and have the required competencies and experience to conduct this assurance engagement.
EY also applies International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services engagements, which requires that we design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.
Description of procedures performed
Procedures performed in a limited assurance engagement vary in nature and timing from, and are less in extent than for a reasonable assurance engagement. Consequently, the level of assurance obtained in a limited assurance engagement is substantially lower than the assurance that would have been obtained had a reasonable assurance engagement been performed. Our procedures were designed to obtain a limited level of assurance on which to base our conclusion and do not provide all the evidence that would be required to provide a reasonable level of assurance.
Although we considered the effectiveness of management’s internal controls when determining the nature and extent of our procedures, our assurance engagement was not designed to provide assurance on internal controls.
Our procedures did not include testing controls or performing procedures relating to checking aggregation or calculation of data within IT systems.
      Equinor 2024 Payments to governmentsPayments to governments

41	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
A limited assurance engagement consists of making enquiries, primarily of persons responsible for preparing the
Report and related information, and applying analytical and other appropriate procedures.
Our procedures included:
•Inquiries with management and relevant personnel to obtain an understanding and to evaluate the appropriateness of methods and procedures used in the preparation of the Report;
•Based on our understanding, the use of analytical procedures to identify and discuss any unusual movements in the information presented in the Report compared to the prior year;
•On a sample basis, verification of clerical accuracy and nature of payments disclosed in the Report;
•Reconciliation of the information presented in the Report to the underlying records and documentation on a sample basis;
•Assessment of the appropriateness of the payments in the Report in respect of the defined Criteria; and
•Assessment of the appropriateness of the governing policy (WR2665) related to preparation of the Report.
We also performed such other procedures as we considered necessary in the circumstances.
Conclusion
Based on our procedures and the evidence obtained, we are not aware of any material modifications that need to be made to the Report for the year ended 31 December 2024, in order for it to be in accordance with the Criteria.
Stavanger, 04 March 2025
Ernst & Young AS
Tor Inge Skjellevik
State Authorised Public Accountant (Norway)
(This translation from Norwegian has been made for information purposes only.)
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42	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Board statement on Report on payments to governments
To the best of our knowledge, we confirm that the
information presented in this report has been
prepared in accordance with the requirements of the
Norwegian Accounting Act section 2-10 and the
Norwegian Securities Trading Act section 5-5a and
associated regulations.

4 March 2025
THE BOARD OF DIRECTORS OF EQUINOR ASA

/s/ JON ERIK REINHARDSEN
CHAIR

/s/ ANNE DRINKWATER	/s/ JONATHAN LEWIS	/s/ FINN BJØRN RUYTER
DEPUTY CHAIR

/s/ HAAKON BRUUN-HANSEN	/s/ MIKAEL KARLSSON	/s/ FERNANDA LOPES LARSEN

/s/ TONE HEGLAND BACHKE	/s/ STIG LÆGREID	/s/ PER MARTIN LABRÅTEN

/s/ HILDE MØLLERSTAD

/s/ ANDERS OPEDAL
PRESIDENT AND CEO
Equinor ASA
Box 8500
NO-4035 Stavanger
Norway
Telephone: +47 51 99 00 00
www.equinor.com